Exhibit 10.5

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Security Agreement”) is entered into as of March 30, 2026, between PERFECT MOMENT (UK) LIMITED, a private limited company incorporated in England & Wales with company number 10883556, whose address is 244 5th Ave Ste 1219 New York, New York 10001 U.S.A. (the “Grantor”), and X3 HIGHER MOMENT FUND LLC, in its capacity as administrative agent for the Lenders (as defined below), whose address is 3033 Excelsior Blvd #345, Minneapolis MN 55416 (“Administrative Agent”), in connection with that certain Loan Agreement, dated as of the date hereof, by and among PERFECT MOMENT LTD., a Delaware corporation, as Borrower, the guarantors (including Grantor) from time to time party thereto, the lenders from time-to-time party thereto (the “Lenders”) and Administrative Agent (as same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

WI T N E S S E T H:

That for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Administrative Agent as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

(b) In addition, the following terms shall have the following meanings:

“Copyright Licenses” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright, including, without limitation, any thereof referred to in Schedule l attached hereto.

“Copyright Office” means the United States Copyright Office.

“Copyrights” means, collectively, all of the following for the Grantor: (a) all United States copyrights, works protectable by copyright, copyright registrations and copyright applications, (b) all derivative works, counterparts, extensions and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (d) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world; including, without limitation, any thereof referred to in Schedule l attached hereto.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1 attached hereto.

“Patents” means: (a) all letters patent of the United States and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 1 attached hereto; and (b) all applications for letters patent of the United States and all divisions, continuations and continuations in part thereof, including, without limitation, any thereof referred to in Schedule 1 attached hereto.

“Trademark Licenses” means any agreement, written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule l attached hereto.

“Trademarks” means, collectively, all of the following for the Grantor: (a) all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the USPTO or in any similar office or agency of the United States, any State thereof, or otherwise, including, without limitation, any thereof referred to in Schedule l attached hereto; and (b) all renewals thereof.

“USPTO” means the United States Patent and Trademark Office.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Grantor hereby grants to the Administrative Agent for the benefit of the Lenders a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)	all Copyrights;

(b)	all Copyright Licenses;

(c)	all Patents;

(d)	all Patent Licenses;

(e)	all Trademarks;

(f)	all Trademark Licenses; and

(g)	Proceeds of any and all of the foregoing.

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The Grantor and the Administrative Agent hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Representations and Warranties. The Grantor hereby represents and warrants to the Administrative Agent that until such time as the Obligations are satisfied in full:

(a) Patents, Copyrights and Trademarks.

(i) Schedule l hereto includes all material Copyrights, Copyrights Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by the Grantor in its own name as of the date hereof.

(ii) To the best of the Grantor’s knowledge, each material Copyright, Patent and Trademark of the Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned except in the ordinary course of business.

(iii) Except as set forth in Schedule l hereto, none of such material Copyrights, Patents or Trademarks is the subject of any licensing or franchise agreement (other than non-exclusive licensing agreements entered into in the ordinary course of business).

(iv) No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any material Copyright, Patent or Trademark.

(v) No action or proceeding is pending seeking to limit, cancel or question the validity of any material Copyright, Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Copyright, Patent or Trademark.

(vi) All applications pertaining to the material Copyrights, Patents and Trademarks of the Grantor have been duly and properly filed, and all registrations or letters pertaining to such material Copyrights, Patents and Trademarks have been duly and properly filed and issued (to the extent such material Copyrights, Patents and Trademarks have been registered), and all of such material Copyrights, Patents and Trademarks are valid and enforceable.

(vii) The Grantor has not made any assignment or agreement in conflict with the security interest in the material Copyrights, Patents or Trademarks of the Grantor hereunder.

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4. Covenants. The Grantor covenants that until such time as the Obligations are fully satisfied, the Grantor shall:

(a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all liens, other than the Permitted Encumbrances.

(b) Filing of Financing Statements. Notices. etc. The Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. The Grantor shall also execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) with regard to registered Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the Copyright Office in the form of Exhibit A, (B) with regard to registered Patents, a Notice of Grant of Security Interest in Patents for filing with the USPTO in the form of Exhibit B attached hereto, and (C) with regard to registered Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the USPTO in the form of Exhibit C attached hereto; (ii) to consummate the transactions contemplated hereby; and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, the Grantor agrees that the Administrative Agent may file one or more financing statements disclosing the Administrative Agent’s security interest in any or all of the Collateral of the Grantor without, to the extent permitted by law, the Grantor’s signature thereon, and further the Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as the Grantor’s attorney in fact with full power and for the limited purpose to sign in the name of the Grantor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Obligations are fully satisfied. The Grantor hereby agrees that any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to the Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of the Grantor or any part thereof, or to any of the Obligations, the Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if the Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of the Grantor pursuant to the power of attorney granted hereinabove). Grantor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(c) Covenants Relating to Copyrights, Patents and Trademarks.

(i) (A) Continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use except in the ordinary course of business, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

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(ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated except in the ordinary course of business.

(iii) Notify the Administrative Agent promptly, but in any event within ten (10) Business Days, if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated except in the ordinary course of business, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the Copyright Office or USPTO or any court or tribunal in any country) regarding the Grantor’s ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the Copyright Office or USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(v) Promptly notify the Administrative Agent after it learns that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

(vi) Not make any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of the Grantor; hereunder.

(d) New Copyrights, Patents and Trademarks. No later than the date that the Compliance Certificate is delivered for the fiscal quarter with respect to which new Collateral which such Grantor intends to register with the U.S. Copyright Office or the U.S. Patent and Trademark Office is acquired, provide the Administrative Agent with (i) a listing of all such applications (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder; and (ii) (A) with respect to Copyright, a duly executed Notice of Grant of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Grant of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Grant of Security Interest in Trademarks, or (D) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

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5. Reserved.

6. Remedies. Grantor hereby acknowledges and affirms that the rights and remedies of Administrative Agent and Lenders with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

7. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, Grantor hereby designates and appoints the Administrative Agent, and each of its designees or agents, as attorney-in-fact of the Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) receive, open and dispose of mail addressed to Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of Grantor on behalf of and in the name of Grantor, or securing, or relating to such Collateral;

(v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) adjust and settle claims under any insurance policy relating thereto;

(vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii) institute any foreclosure proceedings that the Administrative Agent may deem appropriate; and

(ix) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

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This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Obligations are satisfied in full. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Performance by the Administrative Agent of Obligations. If Grantor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 9 hereof.

(c) Assignment by the Administrative Agent. The Administrative Agent may from time to time and in accordance with the provisions of the Loan Agreement, assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

8. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent in cash or its equivalent, will be applied in reduction of the Obligations in accordance with the terms of the Loan Agreement.

9. Costs of Counsel. At all times hereafter, the Grantor agrees to promptly pay upon demand any and all reasonable documented costs and expenses of the Administrative Agent, as required under the Loan Agreement and as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any Collateral. All of the foregoing costs and expenses shall constitute Obligations hereunder.

10. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until such time as the Obligations are satisfied in full. At such time as the Obligations are satisfied in full, this Security Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantor evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

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(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

11. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and its successors and permitted assigns (in accordance with the terms of the Loan Agreement); provided, however, that the Grantor may not assign its rights or delegate its duties hereunder without the prior written consent of the Administrative Agent, as required by the Loan. Agreement. To the fullest extent permitted by law, each Grantor hereby releases the Administrative Agent, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent, or its officers, employees or agents.

12. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with the Loan Agreement.

13. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

14. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

15. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. This Security Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York, notwithstanding any conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). The Administrative Agent shall not be prevented from taking proceedings relating to any dispute arising out of or in connection with this Security Agreement (including a dispute relating to the existence, validity or termination of this Security Agreement or any non-contractual obligation arising out of or in connection with this Security Agreement) in any other courts with jurisdiction and, to the extent allowed by law, the Administrative Agent may take concurrent proceedings in any number of jurisdictions.

16. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

17. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral, or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Obligations under this Security Agreement.

[SEPARATE SIGNATURE PAGE(S) FOLLOW]

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Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

Executed and delivered as a deed by	/s/ Jane Elizabeth Gottschalk
PERFECT MOMENT (UK) LIMITED	Director
acting by Jane Elizabeth Gottschalk,
a director, and Maximilian Alexander Gottschalk, a director	/s/ Maximilian Alexander Gottschalk
Director

Accepted and agreed to as of the date first above written:

ADMINISTRATIVE AGENT:

X3 HIGHER MOMENT FUND LLC

By:	/s/ Andrew J. Redleaf
Name:	Andrew J. Redleaf
Title:	Managing Member

[Signature Page –Intellectual Property Security Agreement]

SCHEDULE l

INTELLECTUAL PROPERTY

1. Copyrights and Copyright Applications

None.

2. Copyright Licenses

None.

3. Trademarks and Trademark Applications

Pending Applications

Mark	Application No.	Filing Date
Design Only	97669862	November 9, 2022

Registered Trademark

Mark	Registration No.	Registration Date
Design Only	6474747	September 7, 2021

Design Only	6384823	January 15, 2021

PERFECT MOMENT	3376226	January 29, 2008

4. Trademark Licenses

None.

5. Patents and Patent Applications

None.

6. Patent Licenses

None.

Schedule 1-1

EXHIBIT A

NOTICE OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

To Whom It May Concern:

Please be advised that, pursuant to the Intellectual Property Security Agreement dated as of March 30, 2026 (the “Security Agreement”), by and between PERFECT MOMENT (UK) LIMITED, a private limited company incorporated in England & Wales with company number 10883556 (the “Grantor”) and X3 HIGHER MOMENT FUND LLC, in its capacity as administrative agent for the Lenders (as defined therein) (the “Administrative Agent”), the Grantor has granted a continuing security interest in and continuing lien upon, the copyrights shown below to the Administrative Agent, on behalf of the Lenders:

COPYRIGHTS

COPYRIGHT APPLICATIONS

The Grantor and the Administrative Agent hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

PERFECT MOMENT (UK) LIMITED

By:
Name:
Title:

Exhibit A-1

ACKNOWLEDGED AND ACCEPTED:

Administrative Agent:

X3 HIGHER MOMENT FUND LLC

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

NOTICE OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

To Whom It May Concern:

Please be advised that, pursuant to the Intellectual Property Security Agreement dated as of March 30, 2026 (the “Security Agreement”), by and between PERFECT MOMENT (UK) LIMITED, a private limited company incorporated in England & Wales with company number 10883556 (the “Grantor”) and X3 HIGHER MOMENT FUND LLC, in its capacity as administrative agent for the Lenders (as defined therein) (the “Administrative Agent”), the Grantor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent, on behalf of the Lenders:

PATENTS

Patent No.	Description Of Patent Item	Date Of Patent

PATENT APPLICATIONS

Description of Patent Applied For	Patent Application No.	Date of Filing of Patent Application

The Grantor and the Administrative Agent hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

PERFECT MOMENT (UK) LIMITED

By:
Name:
Title:

Exhibit B-1

ACKNOWLEDGED AND ACCEPTED:

X3 HIGHER MOMENT FUND LLC

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

NOTICE OF

GRANT OF SECURITY INTEREST IN

TRADEMARKS

United States Patent and Trademark Office

To Whom It May Concern:

Please be advised that, pursuant to the Intellectual Property Security Agreement dated as of March 30, 2026 (the “Security Agreement”), by and between PERFECT MOMENT (UK) LIMITED, a private limited company incorporated in England & Wales with company number 10883556 (the “Grantor”) and X3 HIGHER MOMENT FUND LLC, in its capacity as administrative agent for the Lenders (as defined therein) (the “Administrative Agent”), the Grantor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent, on behalf of the Lenders:

TRADEMARKS

Marks	Owner	Ser. No. Filing Date	Reg. No. Reg. Date	Status

TRADEMARK APPLICATIONS

Marks	Owner	Ser. No. Filing Date	Reg. No. Reg. Date	Status

The Grantor and the Administrative Agent hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

PERFECT MOMENT (UK) LIMITED

By:
Name:
Title:

Exhibit C-1

ACKNOWLEDGED AND ACCEPTED:

X3 HIGHER MOMENT FUND LLC

By:
Name:
Title:

Exhibit C-2